Filed pursuant to Rule 424(b)(7)
Registration No. 333-182348

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 10, 2012

PROSPECTUS SUPPLEMENT

(To prospectus dated June 26, 2012)

M&T Bank Corporation

1,218,522 Warrants

Each to Purchase One Share of Common Stock

The United States Department of the Treasury, referred to in this prospectus supplement as the “selling security holder” or “Treasury,” is offering to sell up to 1,218,522 warrants, each of which represents the right to purchase from us one share of our common stock, $0.50 par value per share, at an exercise price of $73.86 per share, referred to as the “warrants.” Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time in the manner described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants being sold by the selling security holder. The warrants expire on December 23, 2018.

We originally issued the warrants to Treasury in a private placement. Prior to this offering, there has been no public market for the warrants. We have applied to list the warrants on the New York Stock Exchange, referred to as the “NYSE,” under the symbol “MTB WS.” Our common stock is listed on the NYSE under the symbol “MTB.” On December 7, 2012, the last reported sale price of our common stock on the NYSE was $97.64 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. While the auction is open, potential bidders will be able to place bids at any price (in increments of $0.25) at or above the minimum bid price of $23.50 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will be equal to the clearing price set in the auction. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which 100% of the offered warrants can be sold in the auction. If bids are received for 100% or more of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-33 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement. The warrants involve a high degree of risk, are not appropriate for every investor and may be worthless when they expire.

Investing in our warrants and our common stock involves risks. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December  31, 2011 and all subsequent filings under Section  13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” to read about factors you should consider before investing in our securities.

The warrants and the underlying common stock are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not guaranteed by the United States Department of the Treasury or insured or guaranteed by the Federal Deposit Insurance Corporation, referred to as the “FDIC,” the Deposit Insurance Fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Warrant	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling security holder	$	$

The underwriter expects to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about December     , 2012.

Deutsche Bank Securities

The date of this prospectus supplement is December     , 2012

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS

You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” before you make a decision to invest in the warrants. In particular, you should review the information under the heading “Risk Factors” set forth on page S-7 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 4 in the accompanying prospectus dated June 26, 2012, the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and the information under the heading “Risk Factors” included in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, each of which is incorporated by reference herein. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. Neither we nor Treasury nor the underwriters are making an offer to sell the warrants in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted. Neither we nor Treasury nor the underwriters have authorized any person to provide you with different or additional information. If any person provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

In this prospectus supplement, we frequently use the terms “we,” “our” and “us” to refer to M&T Bank Corporation (“M&T” or the “Company”) and its subsidiaries. References to a particular year mean the Company’s year commencing on January 1 and ending on December 31 of that year.

S-i

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and other publicly available documents, including the documents incorporated herein by reference, contain forward-looking statements that are based on current expectations, estimates and projections about the company’s business, management’s beliefs and assumptions made by management. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and/or regulation affecting the financial services industry as a whole, and the Company and its subsidiaries individually or collectively, including tax legislation or regulation and regulatory capital requirements; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies; future actions by our shareholders; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support the Company and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities (including, without limitation, the Company’s pending acquisition of Hudson City Bancorp, Inc.) compared with the Company’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which the Company and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.mtb.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus. Written requests for copies of the documents we file with the SEC should be directed to:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5445

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	the Company’s Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

•	the Company’s Current Reports on Form 8-K, as filed with the SEC on April 20, 2012, June 13, 2012, August 22, 2012, August 27, 2012, August 31, 2012 and December 10, 2012;

•	the Company’s Definitive Proxy Statement related to its 2012 annual meeting of shareholders, as filed with the SEC on March 7, 2012.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5445

S-iv

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2011, in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Notes Concerning Forward-Looking Statements” in this prospectus supplement.

The Company

M&T Bank Corporation is a New York business corporation which is registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), and as a bank holding company under Article III-A of the New York Banking Law. Our principal executive offices are located at One M&T Plaza, Buffalo, New York 14203. The Company was incorporated in November 1969. At September 30 2012, we had consolidated total assets of $81.1 billion, deposits of $64.0 billion and shareholders’ equity of $9.9 billion. We had 13,673 full-time and 1,294 part-time employees as of September 30, 2012.

The Company has two wholly owned bank subsidiaries: Manufacturers and Traders Trust Company (“M&T Bank”) and Wilmington Trust, National Association. The bank subsidiaries collectively offer a wide range of retail and commercial banking, trust, wealth management and investment services to their customers. At September 30, 2012, M&T Bank represented 99% of consolidated assets of the Company. M&T Bank is a banking corporation that is incorporated under the laws of the State of New York. As a commercial bank, M&T Bank offers a broad range of financial services to a diverse base of consumers, businesses, professional clients, governmental entities and financial institutions located in its markets. Lending is largely focused on consumers residing in New York State, Pennsylvania, Maryland, Delaware, northern Virginia and Washington, D.C., and on small and medium-size businesses based in those areas, although loans are originated through lending offices in other states. In addition, the Company conducts lending activities in various states through other subsidiaries. M&T Bank and certain of its subsidiaries also offer commercial mortgage loans secured by income producing properties or properties used by borrowers in a trade or business. Additional financial services are provided through other operating subsidiaries of the Company.

The Company from time to time considers acquiring banks, thrift institutions, branch offices of banks or thrift institutions, or other businesses within markets currently served by the Company or in other locations that would complement the Company’s business or its geographic reach. The Company has pursued acquisition opportunities in the past, continues to review different opportunities, including the possibility of major acquisitions, and intends to continue this practice.

Recent Developments

On August 27, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hudson City Bancorp, Inc., a Delaware corporation (“Hudson City”), and Wilmington Trust Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“WTC”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Hudson City will merge with and into WTC, with WTC continuing as the surviving entity (the “Merger”). The Merger Agreement also provides that, immediately following the consummation of the Merger, Hudson City Savings Bank, a federally chartered stock savings bank and wholly owned subsidiary of Hudson City, will merge with and into M&T Bank, with M&T Bank continuing as the surviving bank (the “Bank Merger”).

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, Hudson City stockholders will have the right to receive, at their election (but subject to proration and adjustment procedures as specified in the Merger Agreement), either 0.08403 shares of our common stock or cash having a value equal to 0.08403 multiplied by the average closing price of our common stock for the ten trading days immediately preceding the completion of the Merger. Elections by Hudson City stockholders will be prorated and adjusted such that in the aggregate approximately 60% of Hudson City’s outstanding shares of common stock will be converted into the right to receive shares of our common stock and the balance into the right to receive cash consideration.

The Merger is subject to a number of conditions, including regulatory approvals and approval by common shareholders of M&T and Hudson City, and is expected to be completed by mid-year 2013.

* * * * * * *

Our common stock is traded on the NYSE under the symbol “MTB.” Our principal executive offices are located at One M&T Bank Plaza, Buffalo, New York 14203. Our telephone number is (716) 842-5445.

THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, especially the risks of investing in the warrants and our common stock discussed in the section entitled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.

Issuer	M&T Bank Corporation.

Warrants offered by the selling security holder	1,218,522 warrants, each of which represents the right to purchase one share of our common stock, $0.50 par value per share, at an exercise price of $73.86 per share (subject to adjustment). The number of warrants sold will depend on the number of bids received and whether the selling security holder decides to sell any warrants in the auction process. The exercise price of the warrants cannot be paid in cash and is payable only by netting out a number of shares of our common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants at the time of exercise. The warrants are currently exercisable and expire on December 23, 2018. See “Auction Process” in this prospectus supplement.

Common stock outstanding before and after this offering	128,096,725 shares.

The number of shares of common stock outstanding after this offering is based on the number of shares outstanding as of December 5, 2012 (128,096,725 shares of common stock) and excludes:

•	7,179,212 shares of common stock issuable upon the exercise of stock options;

•	857,206 shares of common stock issuable in connection with outstanding stock units issued pursuant to employee and director stock plans and other stock awards;

•	407,542 shares of common stock issuable upon the exercise of warrants issued to Treasury in connection with the acquisition of Provident Bankshares Corporation in May 2009;

•	95,383 shares of our common stock issuable upon the exercise of the warrants issued to Treasury in connection with the acquisition of WTC in December 2008; and

•	1,218,522 shares of common stock issuable upon the exercise of the warrants offered in this offering.

Auction process	The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc., referred to as “Deutsche Bank Securities,” the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network, collectively referred to as the “network brokers,” established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum bid price and price increments	The offering will be made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.25) at or above the minimum bid price of $23.50 per warrant. See “Auction Process” in this prospectus supplement.

Minimum bid size	100 warrants.

Submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent via press release prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the same day, referred to as the “submission deadline.”

Irrevocability of bids

Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the submission deadline as follows:

•

If valid, irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction process at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

•	If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $23.50 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify successful bidders that the auction process has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of warrants to be sold

If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction process (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction process, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Our participation in the auction	We do not intend to participate in the auction by submitting bids for any of the warrants.

Use of proceeds	We will not receive any proceeds from the sale of any of the warrants offered by the selling security holder.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the warrants.

Listing	We have applied to list the warrants on the NYSE under the symbol “MTB WS.” Our common stock is listed on the NYSE under the symbol “MTB.”

Warrant agent	Registrar and Transfer Company

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See page S-35 for a list of brokers participating as network brokers in the auction process.

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the information included in our Annual Report on Form 10-K for the year ended December 31, 2011, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. The warrants are not an appropriate investment for you if you are not knowledgeable about significant features of the warrants, our common stock or financial matters in general. This prospectus supplement is qualified in its entirety by these risk factors. If any of these risks actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Risks Related to the Auction Process

The price of the warrants could decline rapidly and significantly following this offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although we have applied to list the warrants on the NYSE under the symbol “MTB WS,” prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. Pursuant to the auction procedures, the bidding process will reveal a clearing price for the warrants offered in the auction, which will be either the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $23.50, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, then the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered or a purchase of warrants by us in the auction, if any, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sale of the warrants in this offering.

The minimum bid price set for the warrants in this offering may bear no relation to the price of the warrants after the offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed to by Deutsche Bank Securities, the sole book-running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including, for example, the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of the offering will exceed the minimum bid price, or that Treasury will choose to or will succeed in selling any or all of the warrants at a price equal to or in excess of the minimum bid price.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis and, as a result, may be less sensitive to price. Because of the auction process used in this auction, these less price-sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction process to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. In addition, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods or the market price of our common stock and, therefore, the trading price of the warrants may decline significantly following the issuance of the warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No maximum price or set price range has been established in connection with the auction, and any bids submitted as “market bids” will be included at the highest bid received from any bidder.

Although the auction agent has established a minimum bid in connection with the auction, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid, which is a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay, that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction to be higher than it would otherwise have been absent any market bids. Since the only information being provided in connection with the auction is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful bidders may receive the full number of warrants subject to their bids, so potential investors should not make bids for more warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and we caution investors against submitting bids that do not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of warrants, even if a bidder submits a bid at or above the public offering price of the warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes, although the auction agent is under no obligation to reconfirm bids for any reason. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all or any of the warrants for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, then the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder, or if we decide to bid and are a winning bidder in the auction and become a significant holder of the warrants following allocation. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may, in some circumstances, shorten the deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The warrants are a risky investment. You may not be able to recover the value of your investment in the warrants, and the warrants may be worthless when they expire.

As of December 7, 2012, the last reported price of our common stock on the NYSE was $97.64 per share. This is greater than the exercise price of the warrants. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must be more than the sum of the exercise price of the warrants ($73.86) and the clearing price of the warrants, or $        . If, for example, the clearing price of the warrants were the minimum bid price set by the auction agent, our stock price would have to be more than $97.36 for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are exercisable only until December 23, 2018. Generally, the amount of time until expiration is a component of the value of option securities such as the warrants and, as the amount of time until the expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price falls below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of the common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There is no existing market for the warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants will be determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants, if any, that we and/or investors purchase in the auction process;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

In addition, many of the risks that are described elsewhere in this “Risk Factors” section and in the Risk Factors sections of our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012 could materially and adversely affect the price of the warrants.

The warrants are not suitable for all investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc., referred to as “FINRA.” If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of warrants who exercise their warrants for shares of common stock will incur immediate and future dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time is higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement, when we issue additional shares of common stock that we are permitted or required to issue in any future offerings or under outstanding options and warrants and under our stock incentive plans or other employee or director compensation plans.

The market price of the warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than common stock. The market price of our common stock could be subject to significant fluctuations due to factors described below under “Risks Related to Our Common Stock—Our share price may fluctuate” and “—We may issue additional equity securities in connection with other transactions we may pursue, which will result in dilution to the holders of our common stock and may adversely affect the market price of our common stock,” and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock could also be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in us and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the warrants will have no rights as common shareholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to be paid dividends, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The exercise price of, and the number of shares underlying, the warrants may not be adjusted for all dilutive events.

The exercise price of, and the number of shares underlying, the warrants are subject to adjustment for certain events, including, but not limited to, certain issuances of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of the Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur, and such events may not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.70 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury on December 23, 2008. The current quarterly cash dividend payable on our common stock is $0.70 per share. Holders of our common stock are only entitled to receive such dividends as our board of directors may declare, and our board of directors, in its sole discretion, may decide to increase the dividend on our common stock at any time.

Governmental actions regarding short sales may adversely affect the market value of the warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of our common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. The SEC previously adopted a short sale price test, which restricts short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If this price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to this price test or other limitations, and warrantholders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of the Warrants” in this prospectus supplement.

The warrants do not automatically exercise, and any warrant not exercised on or prior to the expiration date will expire unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Your return on the warrants will not reflect dividends on our common stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of the Warrants—Adjustments to the Warrants.”

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended, referred to as the “TIA,” and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrantholders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, referred to as the “FTCA,” provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriter is not claiming to be an agent of Treasury in this offering. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act of 1933, as amended, referred to as the “Securities Act,” or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Holders of the warrants will not receive any additional shares of our common stock or other compensation representing any lost value resulting from a decrease in the duration of the exercise period for the warrants in the event we undergo a business combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our shareholders, each referred to as a “business combination,” each warrantholder’s right to receive our common stock under the terms of the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such warrantholder had exercised the warrants immediately prior to such business combination. Any such business combination could substantially affect the value of the warrants by changing the securities received upon exercise of the warrants or fixing the market value of the property to be received upon exercise of the warrants. Warrantholders will not receive any additional shares of our common stock or other compensation representing any lost value resulting from any decrease in the duration of the exercise period for, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

Hedging arrangements relating to the warrants may affect the value of our common stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

You may be subject to tax upon an adjustment to the number of shares of our common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of our common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will (subject to certain exceptions) be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits, even though you do not receive a corresponding cash distribution. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from shares of our common stock to be delivered upon exercise of warrants. See “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to Our Common Stock

Our stock price can be volatile.

Stock price volatility may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. Our stock price can fluctuate widely in response to a variety of factors including, among other things:

•	actual or anticipated variations in quarterly operating results;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to M&T;

•	news reports relating to trends, concerns and other issues in the financial services industry or our reputation;

•	new technology used, or services offered, by competitors;

•	perceptions in the marketplace regarding the Company and/or its competitors;

•

significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or the Company’s competitors, including the pending merger with Hudson City;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	issuance of additional shares of stock;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted changes in government regulations;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts; and

•	interest rate environment.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes, credit loss trends or currency fluctuations could also cause our stock price to decrease regardless of our operating results.

Future sales of our common stock or other securities may dilute the value and adversely affect the market price of our common stock.

Following the expiration of the lock-up period described below under “Underwriting,” we will not be restricted from issuing additional equity securities, including additional shares of our common stock and securities that are convertible into or exchangeable for our common stock. Any such issuance would dilute the percentage of ownership interest of existing shareholders and may dilute the per share book value of the common stock. In addition, option holders may exercise their options at a time when we would otherwise be able to obtain additional equity capital on more favorable terms. The market price of our common stock could decline as a result of such transactions or the perception that such transactions could occur.

You may not receive dividends on the common stock.

Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or cease to pay common stock dividends in the future. If we reduce or cease to pay common stock dividends, the market price of our common stock could be adversely affected. See “Item 1. Business—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of regulatory and other restrictions on dividend declarations.

The Company may not pay dividends if it is not able to receive dividends from its subsidiary banks, M&T Bank and WTC.

The Company is a separate and distinct legal entity from its banking and nonbanking subsidiaries and depends on the payment of cash dividends from M&T Bank and WTC, collectively referred to as the “subsidiary banks,” and its existing liquid assets as the principal sources of funds for paying cash dividends on its common stock. Unless the Company receives dividends from its subsidiary banks or chooses to use its liquid assets, it may not be able to pay dividends. The subsidiary banks’ ability to pay dividends is subject to certain regulatory restrictions. See “Item 1. Business—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of regulatory and other restrictions on dividend declarations.

Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of common stock are equity interests in us and do not constitute indebtedness. As such, shares of common stock will rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of our outstanding preferred stock. The issued and outstanding shares of our preferred stock have an aggregate liquidation preference of $881.5 million. We may also issue preferred stock in the future that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding up, or voting rights that dilute the voting power of the common stock. Our board of directors is authorized to issue additional classes or series of preferred stock without any action on the part of the holders of our common stock and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which would likely be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

In the future, we may attempt to further increase our capital resources or, if our or our subsidiary banks’ capital ratios fall below the required minimums, we or our subsidiary banks could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our certificate of incorporation, subject to limitations prescribed in our certificate of incorporation and subject to limitations prescribed by New York law, authorizes the board, from time to time by resolution or action of a committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares, including voting rights, dividend rates, liquidation preferences and redemption prices. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding-up, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

An Investment in Our Warrants or Common Stock is Not an Insured Deposit.

Our warrants and common stock are not bank deposits and, therefore, are not insured against loss by the FDIC, any other deposit insurance fund, or by any other public or private entity. An investment in our warrants or common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and is subject to the same market forces that affect the price of common stock in any company. As a result, if you purchase our warrants or common stock, you may lose some or all of your investment.

Risks Related to Economic and Market Conditions

Weakness in the economy has adversely affected us and may continue to adversely affect us.

From late-2007 through mid-2009, the U.S. economy was in recession. Although there has been gradual improvement in the U.S. economy since then, economic growth has been slow and uneven. The housing market remains weak and unemployment levels are high. Local governments and some businesses are in financial difficulty due to lower consumer spending and the lack of liquidity in the credit markets. A slowing of improvement or a return to deteriorating business and economic conditions could have one or more of the following adverse effects on our business:

•	A decrease in the demand for loans and other products and services offered by the Company.

•	A decrease in net interest income derived from our lending and deposit gathering activities.

•	A decrease in the value of our investment securities, loans held for sale or other assets secured by residential or commercial real estate.

•	Other-than-temporary impairment of investment securities in our investment securities portfolio.

•	A decrease in fees from our brokerage and trust businesses associated with declines or lack of growth in stock market prices.

•	Potential higher FDIC assessments on the Company due to the FDIC Deposit Insurance Fund falling below minimum required levels.

•	An impairment of certain intangible assets, such as goodwill.

•

An increase in the number of customers and counterparties who become delinquent, file for protection under bankruptcy laws or default on their loans or other obligations to us. An increase in the number of delinquencies, bankruptcies or defaults could result in higher levels of nonperforming assets, net charge-offs, provision for credit losses and valuation adjustments on loans held for sale.

Our business and financial performance is impacted significantly by market interest rates and movements in those rates. The monetary, tax and other policies of governmental agencies, including the Federal Reserve, have a significant impact on interest rates and overall financial market performance over which we have no control and which we may not be able to anticipate adequately.

As a result of the high percentage of our assets and liabilities that are in the form of interest-bearing or interest-related instruments, changes in interest rates, in the shape of the yield curve or in spreads between different market interest rates, can have a material effect on our business and profitability and the value of our assets and liabilities. For example:

•

Changes in interest rates or interest rate spreads can affect the difference between the interest that we earn on assets and the interest that we pay on liabilities, which impacts our overall net interest income and profitability.

•	Such changes can affect the ability of borrowers to meet obligations under variable or adjustable rate loans and other debt instruments, and can, in turn, affect our loss rates on those assets.

•	Such changes may decrease the demand for interest rate based products and services, including loans and deposits.

•

Such changes can also affect our ability to hedge various forms of market and interest rate risk and may decrease the profitability or protection or increase the risk or cost associated with such hedges.

•

Movements in interest rates also affect mortgage prepayment speeds and could result in the impairment of capitalized mortgage servicing assets, reduce the value of loans held for sale and increase the volatility of mortgage banking revenues, potentially adversely affecting our results of operations.

The monetary, tax and other policies of the government and its agencies, including the Federal Reserve, have a significant impact on interest rates and overall financial market performance. These governmental policies can thus affect the activities and results of operations of banking companies such as M&T. An important function of the Federal Reserve is to regulate the national supply of bank credit and certain interest rates. The actions of the Federal Reserve influence the rates of interest that we charge on loans and that we pay on borrowings and interest-bearing deposits and can also affect the value of our on-balance sheet and off-balance sheet financial instruments. Also, due to the impact on rates for short-term funding, the Federal Reserve’s policies also influence, to a significant extent, our cost of such funding. In addition, we are routinely subject to examinations from various governmental taxing authorities. Such examinations may result in challenges to the tax return treatment applied by us to specific transactions. Management believes that the assumptions and judgment used to record tax-related assets or liabilities have been appropriate. Should tax laws change or the tax authorities determine that management’s assumptions were inappropriate, the result and adjustments required could have a material effect on our results of operations. We cannot predict the nature or timing of future changes in monetary, tax and other policies or the effect that they may have on our business activities, financial condition and results of operations.

Our business and performance is vulnerable to the impact of volatility in debt and equity markets.

As most of our assets and liabilities are financial in nature, our performance tends to be sensitive to the performance of the financial markets. Turmoil and volatility in U.S. and global financial markets, such as that experienced during the recent financial crisis, can be a major contributory factor to overall weak economic conditions, leading to some of the risks discussed herein, including the impaired ability of borrowers and other counterparties to meet obligations to us. Financial market volatility also can have some of the following adverse effects on us and our business, including adversely affecting our financial condition and results of operations:

•	It can affect the value or liquidity of our on-balance sheet and off-balance sheet financial instruments.

•	It can affect the value of capitalized servicing assets.

•

It can affect our ability to access capital markets to raise funds. Inability to access capital markets if needed, at cost effective rates, could adversely affect our liquidity and results of operations.

•	It can affect the value of the assets that we manage or otherwise administer or service for others. Although we are not directly impacted by changes in the value of such assets,

decreases in the value of those assets would affect related fee income and could result in decreased demand for our services.

•	In general, it can impact the nature, profitability or risk profile of the financial transactions in which we engage.

Volatility in the markets for real estate and other assets commonly securing financial products has been and may continue to be a significant contributor to overall volatility in financial markets.

Our regional concentrations expose us to adverse economic conditions in our primary retail banking office footprint.

Although many of our businesses are national in scope, our core banking business is concentrated within our retail banking office network footprint, located principally in New York, Pennsylvania, Maryland, Delaware, Virginia, West Virginia and the District of Columbia. Therefore, we are, or in the future may be, particularly vulnerable to adverse changes in economic conditions in the Northeast and Mid-Atlantic regions.

Risks Related to the Regulatory Environment

We are subject to extensive government regulation and supervision and this regulatory environment is being significantly impacted by the financial regulatory reform initiatives in the United States, including the Dodd-Frank Act and related regulations.

We are subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the financial system as a whole, not security holders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations.

The United States government and others have recently undertaken major reforms of the regulatory oversight structure of the financial services industry. We expect to face increased regulation of our industry as a result of current and possible future initiatives. We also expect more intense scrutiny in the examination process and more aggressive enforcement of regulations on both the federal and state levels. Compliance with these new regulations and supervisory initiatives will likely increase our costs, reduce our revenue and may limit our ability to pursue certain desirable business opportunities.

Many parts of the Dodd-Frank Act are now in effect, while others depend on rules that are in an implementation stage likely to continue for several years. The law requires that regulators, some of which are new regulatory bodies created by the Dodd-Frank Act, draft, review and approve hundreds of implementing regulations and conduct numerous studies that are likely to lead to more regulations. As such, the ultimate impact of the Dodd-Frank Act on us currently cannot be fully predicted.

In addition to the reforms discussed in the immediately following risk factor, a number of reform provisions implemented pursuant to the Dodd-Frank Act and related regulations are likely to impact the ways in which banks and bank holding companies, including M&T, conduct their business:

•	The newly created regulatory bodies include the Bureau of Consumer Financial Protection (the “CFPB”) and the Financial Stability Oversight Council (the “FSOC”). The

CFPB has been given authority to regulate consumer financial products and services sold by banks and non-bank companies and to supervise banks with assets of more than $10 billion and their affiliates for compliance with Federal consumer protection laws. Any new regulatory requirements promulgated by the CFPB could require changes to our consumer businesses, result in increased compliance costs and affect the streams of revenue of such businesses. The FSOC has been charged with identifying systemic risks, promoting stronger financial regulation and identifying those non-bank companies that are systemically important and thus should be subject to regulation by the Federal Reserve. In addition, in extraordinary cases and together with the Federal Reserve, the FSOC could break up financial firms that are deemed to present a grave threat to the financial stability of the United States.

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The Dodd-Frank Act “Volcker Rule” provisions prohibit banks from engaging in certain types of proprietary trading. The scope of the proprietary trading prohibition, and its impact on us, will depend on the definitions in the final rule, particularly those definitions related to statutory exemptions for risk-mitigating hedging activities, market-making and customer-related activities.

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Pursuant to certain provisions of the Dodd-Frank Act, the Federal Reserve promulgated Regulation II, Debit Card Interchange Fees and Routing (“Regulation II”), which limits debit card interchange fees, eliminates exclusivity arrangements between issuers and networks for debit card transactions, and imposes limits for restrictions on merchant discounting for the use of certain payment forms and minimum or maximum amount thresholds as a condition for acceptance of credit cards. The relevant portions of Regulation II became effective October 1, 2011.

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The FDIC and the Federal Reserve have adopted a final rule that requires bank holding companies that have $50 billion or more in assets, like M&T, to periodically submit to the Federal Reserve, the FDIC and the FSOC a plan discussing how the company could be resolved in a rapid and orderly fashion if the company were to fail or experience material financial distress. In a related rulemaking, the FDIC adopted a final rule that requires insured depository institutions with $50 billion or more in assets, like M&T Bank, to prepare and submit a resolution plan to the FDIC. The initial plans for the Company and M&T Bank are due December 31, 2013. The Company and M&T Bank will be required to submit updated plans annually thereafter. The Federal Reserve and the FDIC may jointly impose formal and/or informal restrictions on the Company or M&T Bank, including additional capital requirements or limitations on growth, if the agencies determine that the institution’s plan is not credible or would not facilitate a rapid and orderly resolution of the Company under the U.S. Bankruptcy Code, or M&T Bank under the Federal Deposit Insurance Act, and additionally could require us to divest assets or take other actions if we do not submit an acceptable resolution within the applicable time limits.

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Pursuant to Section 165 of the Dodd-Frank Act, in November 2011, the Federal Reserve adopted a final rule implementing an annual capital plan review process for bank holding companies that have $50 billion or more in assets, like M&T. Under this rule, M&T’s capital plan is required to include a proposal for any capital distributions, including plans to pay or increase common stock dividends or to reinstate or increase common stock repurchase programs. The Federal Reserve’s annual evaluation of a subject bank holding company’s capital plan is based on its risk profile and the strength of its internal capital assessment process under both currently applicable regulatory capital standards and the institution’s plans to address proposed revisions to the regulatory capital framework under Basel III and relevant provisions of the Dodd-Frank Act. In conducting this analysis, the Federal Reserve will consider the projected capital adequacy and performance of each subject bank holding company under base case and adverse economic scenarios developed by both it and the Federal Reserve. After completing a quantitative and qualitative review of a capital plan, the Federal Reserve could object to its proposed dividend and other capital distribution plans. In addition, any proposed capital distributions above the amounts set forth in a capital plan will require the bank holding company to receive prior approval from the Federal Reserve before undertaking such capital distribution.

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The Dodd-Frank Act imposes a new regulatory regime on the U.S. derivatives markets. While some of the provisions related to derivatives markets went into effect on July 16, 2011, most of the new requirements await final regulations from the relevant regulatory agencies for derivatives, the Commodities Futures Trading Commission (“CFTC”) and the SEC. One aspect of this new regulatory regime for derivatives is that substantial oversight responsibility has been provided to the CFTC, which, as a result, will for the first time have a meaningful supervisory role with respect to some of our businesses. Although the ultimate impact will depend on the final regulations, once these rules are finalized, they could affect the way the Company or its subsidiaries operate, and changes to the markets and participants could impact business models and profitability of the Company or its subsidiaries.

Reforms, both under the Dodd-Frank Act and otherwise, will have a significant effect on the entire financial services industry. Although it is difficult to predict the magnitude and extent of these effects, we believe compliance with the Dodd-Frank Act and its implementing regulations and other initiatives will likely negatively impact revenue and increase the cost of doing business, both in terms of transition expenses and on an ongoing basis, and may also limit our ability to pursue certain desirable business opportunities. Any new regulatory requirements or changes to existing requirements could require changes to our businesses, result in increased compliance costs and affect the profitability of such businesses. Additionally, reform could affect the behaviors of third parties that we deal with in the course of our business, such as rating agencies, insurance companies and investors. Heightened regulatory practices, requirements or expectations resulting from the Dodd-Frank Act and the rules promulgated thereunder could affect us in substantial and unpredictable ways, and, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Capital requirements imposed by the Dodd-Frank Act, together with new capital and liquidity standards developed through the Basel Committee on Banking Supervision (the Basel Committee) and adopted by the U.S. banking regulators, will result in banks and bank holding companies needing to maintain more and higher quality capital and greater liquidity than has historically been the case.

New and evolving capital standards, both as a result of the Dodd-Frank Act and the implementation in the U.S. of new capital standards adopted by the Basel Committee, including the so-called “Basel III” capital accord, will have a significant effect on banks and bank holding companies, including M&T. Basel III, when implemented by the U.S. bank regulatory agencies as proposed in a joint notice of proposed rulemaking in June 2012 and fully phased-in, will require bank holding companies and their bank subsidiaries to maintain substantially more capital, with a greater emphasis on common equity. The Basel III final capital framework, among other things:

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introduces as a new capital measure “Common Equity Tier 1”, or “CET1”, specifies that Tier 1 capital consists of CET1 and “Additional Tier 1 capital” instruments meeting specified requirements, defines CET1 narrowly by requiring that most deductions or adjustments to regulatory capital measures be made to CET1 and not to the other components of capital, and expands the scope of the deductions or adjustments as compared to existing regulations;

•	when fully phased in on January 1, 2019, requires bank holding companies and banks to maintain:

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as a newly adopted international standard, a minimum ratio of CET1 to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% CET1 ratio as that buffer is phased in, effectively resulting in a minimum ratio of CET1 to risk-weighted assets of at least 7%);

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a minimum ratio of Tier 1 capital to risk-weighted assets of at least 6.0%, plus the capital conservation buffer (which is added to the 6.0% Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation);

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a minimum ratio of Total (that is, Tier 1 plus Tier 2) capital to risk-weighted assets of at least 8.0%, plus the capital conservation buffer (which is added to the 8.0% total capital ratio as that buffer is phased in, effectively resulting in a minimum Total capital ratio of 10.5% upon full implementation); and

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as a newly adopted international standard, a minimum leverage ratio of 3%, calculated as the ratio of Tier 1 capital to balance sheet exposures plus certain off-balance sheet exposures (as the average for each quarter of the month-end ratios for the quarter).

Basel III also requires banks and bank holding companies to measure their liquidity against specific liquidity tests that, although similar in some respects to liquidity measures historically applied by banks and regulators for management and supervisory purposes, going forward will be required by regulation. One test, referred to as the liquidity coverage ratio (“LCR”), is designed to ensure that the banking entity maintains an adequate level of unencumbered high-quality liquid assets equal to the entity’s expected net cash outflow for a 30-day time horizon (or, if greater, 25% of its expected total cash outflow) under an acute liquidity stress scenario. The other, referred to as the net stable funding ratio (“NSFR”), is designed to promote more medium- and long-term funding of the assets and activities of banking entities over a one-year time horizon. The Basel III liquidity framework contemplates that the LCR will be subject to an observation period continuing through mid-2013 and, subject to any revisions resulting from the analyses conducted and data collected during the observation period, implemented as a minimum standard on January 1, 2015. Similarly, it contemplates that the NSFR will be subject to an observation period through mid-2016 and, subject to any revisions resulting from the analyses conducted and data collected during the observation period, implemented as a minimum standard by January 1, 2018. These new standards are subject to further refinement by the Basel Committee, and their terms may well change before implementation. The U.S. bank regulatory agencies have not yet proposed rules to implement Basel III’s liquidity requirements.

U.S. banking regulators require certain large banking organizations, including the Company and M&T Bank, to conduct an annual stress test to evaluate whether such organizations have sufficient capital, on a total consolidated basis, to absorb losses as a result of adverse economic conditions. In October 2012, various U.S. banking regulators adopted their respective final stress testing rules for such banking organizations, which become effective for the Company in October 2013. The rules, among other things, describe the types of supervisory scenarios that may be provided in connection with the annual stress testing process, and require that we conduct a separate mid-year stress test and file the results of such test with the Federal Reserve in early July of each year.

In June 2012, the U.S. banking regulators requested comment on three sets of proposed rules that would implement Basel in the U.S. These proposed rules, among other things, would revise the capital levels at which a banking institution would be subject to the prompt corrective action framework (including the establishment of a new Tier 1 common capital requirement), eliminate or reduce the ability of certain types of capital instruments to count as regulatory capital, eliminate the Tier 1 treatment of trust preferred securities (as required by the Dodd-Frank Act) following a phase-in period beginning in 2013, and require new deductions from capital for investments in unconsolidated financial institutions, mortgage servicing assets and deferred tax assets that exceed specified thresholds. The proposed rules also would establish a new capital conservation buffer and, for large or internationally active banks not currently including M&T, a supplemental leverage capital requirement that would take into account certain off-balance sheet exposures and a countercyclical capital buffer that would initially be set at zero. The proposed Basel III rules would become effective under a phase-in period currently expected to begin during 2013 and would be in full effect on January 1, 2019.

The second set of proposed rules issued by the U.S. banking regulators in June 2012 would revise the manner in which a banking institution determines its risk-weighted assets for risk-based capital purposes under the Basel II framework applicable to large or internationally active banks (referred to as the advanced approach, which is not currently applicable to us) and under the Basel I framework applicable to all banking institutions, including M&T (referred to as the standardized approach). These rules would replace references to credit ratings with alternative methodologies for assessing creditworthiness. In addition, among other things, the standardized approach would significantly modify the risk-weighting framework for residential mortgage assets and thereby generally increase the risk-weighting thereof. The standardized approach changes to the Basel I risk-weighting rules are proposed to become effective no later than July 1, 2015.

Because implementation of the new Basel III capital and liquidity standards in the U.S., as well as any additional heightened capital or liquidity standards that may be established by the Federal Reserve under the Dodd-Frank Act, remain subject to rule making in the U.S. and, in many cases, to extended observation and phase-in periods, the full effect of these standards on our regulatory capital is uncertain at this time.

The need to maintain more and higher quality capital, as well as greater liquidity, going forward than historically has been required, and generally increased regulatory scrutiny with respect to capital levels, could limit our business activities, including lending, and our ability to expand, either organically or through acquisitions. It could also result in us being required to take steps to increase our regulatory capital that may be dilutive to shareholders or limit our ability to pay dividends or otherwise return capital to shareholders, or sell or refrain from acquiring assets, the capital requirements for which are not justified by the assets’ underlying risks. In addition, the new liquidity standards could require us to increase our holdings of unencumbered highly liquid short-term investments, thereby reducing our ability to invest in longer-term assets even if deemed more desirable from a balance sheet management perspective. Moreover, although these new requirements are being phased in over time, U.S. federal banking agencies have been taking into account expectations regarding the ability of banks to meet these new requirements, including under stressed conditions, in approving actions that represent uses of capital, such as dividend increases, share repurchases and acquisitions.

Risks Related to Our Business

Deteriorating credit quality could adversely impact us.

As a lender, we are exposed to the risk that customers will be unable to repay their loans in accordance with the terms of the agreements, and that any collateral securing the loans may be insufficient to assure full repayment. Credit losses are inherent in the business of making loans.

Factors that influence our credit loss experience include overall economic conditions affecting businesses and consumers, generally, but also residential and commercial real estate valuations, in particular, given the size of our real estate loan portfolios. Factors that can influence our credit loss experience include: (i) the impact of residential real estate values on our portfolio of loans to residential real estate builders and developers and other loans secured by residential real estate; (ii) the concentrations of commercial real estate loans in our loan portfolio; (iii) the amount of commercial and industrial loans to businesses in areas of New York State outside of the New York City metropolitan area and in central Pennsylvania that have historically experienced less economic growth and vitality than many other regions of the country; (iv) the repayment performance associated with our first and second lien loans secured by residential real estate; and (v) the size of our portfolio of loans to individual consumers, which historically have experienced higher net charge-offs as a percentage of loans outstanding than loans to other types of borrowers. In recent years, we have experienced historically high levels of nonaccrual loans and net charge-offs of residential real estate-related loans, including first and junior lien mortgage loans and loans to builders and developers of residential real estate. We have also experienced higher than historical levels of nonaccrual commercial real estate loans since 2009. Commercial real estate valuations can be highly subjective, as they are based upon many assumptions. Such valuations can be significantly affected over relatively short periods of time by changes in business climate, economic conditions, interest rates and, in many cases, the results of operations of businesses and other occupants of the real property. Similarly, residential real estate valuations can be impacted by housing trends, the availability of financing at reasonable interest rates, governmental policy regarding housing and housing finance and general economic conditions affecting consumers.

We maintain an allowance for credit losses which represents, in management’s judgment, the amount of losses inherent in the loan and lease portfolio. The allowance is determined by management’s evaluation of the loan and lease portfolio based on such factors as the differing economic risks associated with each loan category, the current financial condition of specific borrowers, the economic environment in which borrowers operate, the level of delinquent loans, the value of any collateral and, where applicable, the existence of any guarantees or indemnifications. The effects of probable decreases in expected principal cash flows on acquired loans are also considered in the establishment of the allowance for credit losses.

We believe that the allowance for credit losses appropriately reflects credit losses inherent in the loan and lease portfolio. However, there is no assurance that the allowance will be sufficient to cover such credit losses, particularly if housing and employment conditions worsen or the economy experiences a downturn. In those cases, we may be required to increase the allowance through an increase in the provision for credit losses, which would reduce net income.

We must maintain adequate sources of funding and liquidity.

We must maintain adequate funding sources in the normal course of business to support our operations and fund outstanding liabilities, as well as meet regulatory expectations. We primarily rely on deposits to be a low cost and stable source of funding for the loans we make and the operations of our business. Core customer deposits, which include noninterest-bearing deposits, interest-bearing transaction account deposits and other domestic time deposits up to $250,000, have historically provided us with a sizeable source of relatively stable and low-cost funds. In addition to customer deposits, sources of liquidity include borrowings from third party banks, securities dealers, various Federal Home Loan Banks and the Federal Reserve Bank of New York.

Our liquidity and ability to fund and run the business could be materially adversely affected by a variety of conditions and factors, including financial and credit market disruptions and volatility or a lack of market or customer confidence in financial markets in general, which may result in a loss of customer deposits or outflows of cash or collateral and/or ability to access capital markets on favorable terms.

Other conditions and factors that could materially adversely affect our liquidity and funding include a lack of market or customer confidence in, or negative news about, the Company or the financial services industry generally which also may result in a loss of deposits and/or negatively affect the ability to access the capital markets; the loss of customer deposits to alternative investments; inability to sell or securitize loans or other assets, and downgrades in one or more of our credit ratings. A downgrade in our credit rating, which could result from general industry-wide or regulatory factors not solely related to the Company, could adversely affect our ability to borrow funds and raise the cost of borrowings substantially and could cause creditors and business counterparties to raise collateral requirements or take other actions that could adversely affect our ability to raise capital. Many of the above conditions and factors may be caused by events over which we have little or no control. There can be no assurance that significant disruption and volatility in the financial markets will not occur in the future.

If we are unable to continue to fund assets through customer bank deposits or access funding sources on favorable terms or if we suffer an increase in borrowing costs or otherwise fail to manage liquidity effectively, our liquidity, operating margins, financial condition and results of operations may be materially adversely affected.

The financial services industry is highly competitive and creates competitive pressures that could adversely affect our revenue and profitability.

The financial services industry in which we operate is highly competitive. We compete not only with commercial and other banks and thrifts, but also with insurance companies, mutual funds, hedge funds, securities brokerage firms and other companies offering financial services in the U.S., globally and over the Internet. We compete on the basis of several factors, including capital, access to capital, revenue generation, products, services, transaction execution, innovation, reputation and price. Over time, certain sectors of the financial services industry have become more concentrated, as institutions involved in a broad range of financial services have been acquired by or merged into other firms. These developments could result in our competitors gaining greater capital and other resources, such as a broader range of products and services and geographic diversity. We may experience pricing pressures as a result of these factors and as some of our competitors seek to increase market share by reducing prices or paying higher rates of interest on deposits. Finally, technological change is influencing how individuals and firms conduct their financial affairs and changing the delivery channels for financial services, with the result that we may have to contend with a broader range of competitors including many that are not located within the geographic footprint of our banking office network.

We may be adversely affected by the soundness of other financial institutions.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by the Company cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to the Company. Any such losses could have a material adverse effect on our financial condition and results of operations.

The Company relies on dividends from its subsidiaries for its liquidity.

The Company is a separate and distinct legal entity from its subsidiaries. The Company typically receives substantially all of its revenue from subsidiary dividends. These dividends are the principal source of funds to pay dividends on our stock and interest and principal on our debt. Various federal and/or state laws and regulations, as well as regulatory expectations, limit the amount of dividends that the Company’s banking subsidiaries and certain nonbank subsidiaries may pay. Regulatory scrutiny of capital levels at bank holding companies and insured depository institution subsidiaries has increased since the financial crisis and has resulted in increased regulatory focus on all aspects of capital planning, including dividends and other distributions to shareholders of banks such as parent bank holding companies. See “Item 1. Business—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of regulatory and other restrictions on dividend declarations. Also, the Company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors. Limitations on the Company’s ability to receive dividends from its subsidiaries could have a material adverse effect on its liquidity and ability to pay dividends on its stock or interest and principal on its debt.

We are subject to operational risk.

Like all businesses, we are subject to operational risk, which represents the risk of loss resulting from human error, inadequate or failed internal processes and systems, and external events. Operational risk also encompasses reputational risk and compliance and legal risk, which is the risk of loss from violations of, or noncompliance with, laws, rules, regulations, prescribed practices or ethical standards, as well as the risk of noncompliance with contractual and other obligations. We are also exposed to operational risk through outsourcing arrangements, and the effect that changes in circumstances or capabilities of our outsourcing vendors can have on our ability to continue to perform operational functions necessary to our business. In addition, along with other participants in the financial services industry, we continually and frequently attempt to introduce new technology-driven products and services that are aimed at allowing us to better serve customers and to reduce costs. We may not be able to effectively implement new technology-driven products and services that allows us to remain competitive or be successful in marketing these products and services to our customers. Although we seek to mitigate operational risk through a system of internal controls which are reviewed and updated, no system of controls, however well designed and maintained, is infallible. Control weaknesses or failures or other operational risks could result in charges, increased operational costs, harm to our reputation or foregone business opportunities.

Changes in accounting standards could impact our financial condition and results of operations.

The accounting standard setters, including the FASB, the SEC and other regulatory bodies, periodically change the financial accounting and reporting standards that govern the preparation of our consolidated financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, which would result in the restating of our prior period financial statements.

Our accounting policies and processes are critical to the reporting of our financial condition and results of operations. They require management to make estimates about matters that are uncertain.

Accounting policies and processes are fundamental to our reported financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported amounts of our assets or liabilities and financial results. Several of our accounting policies are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain and because it is likely that materially different amounts would be reported under different conditions or using different assumptions. Pursuant to GAAP, we are required to make certain assumptions and estimates in preparing our financial statements. If assumptions or estimates underlying our financial statements are incorrect, we may experience material losses.

Management has identified certain accounting policies as being critical because they require management’s judgment to ascertain the valuations of assets, liabilities, commitments, and contingencies. A variety of factors could affect the ultimate value that is obtained either when earning income, recognizing an expense, recovering an asset, valuing an asset or liability, or recognizing or reducing a liability. We have established detailed policies and control procedures that are intended to ensure these critical accounting estimates and judgments are well controlled and applied consistently. In addition, the policies and procedures are intended to ensure that the process for changing methodologies occurs in an appropriate manner. Because of the uncertainty surrounding judgments and the estimates pertaining to these matters, we could be required to adjust accounting policies or restate prior period financial statements if those judgments and estimates prove to be incorrect. For additional information, see Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, “Critical Accounting Estimates” and Note 1, “Significant Accounting Policies,” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011.

Difficulties in combining the operations of acquired entities with our own operations may prevent us from achieving the expected benefits from our acquisitions.

We have regularly considered opportunities to expand and improve our business through acquisition of other financial institutions, such as the proposed merger with Hudson City Bancorp, Inc., where there is deemed to be an attractive strategic fit. Inherent uncertainties exist when integrating the operations of an acquired entity. We may not be able to fully achieve our strategic objectives and planned operating efficiencies in an acquisition. In addition, the markets and industries in which we and our potential acquisition targets operate are highly competitive. We may lose customers or fail to retain the customers of acquired entities as a result of an acquisition. Future acquisition and integration activities may require us to devote substantial time and resources, and as a result we may not be able to pursue other business opportunities.

After completing an acquisition, we may not realize the expected benefits of the acquisition due to lower financial results pertaining to the acquired entity. For example, we could experience higher credit losses than originally anticipated related to an acquired loan portfolio.

We could suffer if we fail to attract and retain skilled personnel.

Our success depends, in large part, on our ability to attract and retain key individuals. Competition for qualified candidates in the activities and markets that we serve is significant and we may not be able to hire these candidates and retain them. Growth in our business, including through acquisitions, may increase our need for additional qualified personnel. If we are not able to hire or retain these key individuals, we may be unable to execute our business strategies and may suffer adverse consequences to our business, financial condition and results of operations.

In June 2010, the federal banking agencies issued joint guidance on executive compensation designed to help ensure that a banking organization’s incentive compensation policies do not encourage imprudent risk taking and are consistent with the safety and soundness of the organization. In addition, the Dodd-Frank Act requires those agencies, along with the SEC, to adopt rules to require reporting of incentive compensation and to prohibit certain compensation arrangements. The federal banking agencies and SEC proposed such rules in April 2011. If as a result of complying with any such rules we are unable to attract and retain qualified employees, or do so at rates necessary to maintain our competitive position, or if the compensation costs required to attract and retain employees become more significant, our performance, including our competitive position, could be materially adversely affected.

Severe weather, natural disasters, acts of war or terrorism and other external events could significantly impact our business.

Severe weather, natural disasters (including, for example, Hurricane Sandy), acts of war or terrorism and other adverse external events could have a significant impact on our ability to conduct business. Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses. Although we have established disaster recovery plans and procedures, and monitors for significant environmental effects on our properties or our investments, the occurrence of any such event could have a material adverse effect on us.

Our information systems may experience interruptions or breaches in security.

We rely heavily on communications and information systems to conduct our business. Any failure, interruption or breach in security of these systems could result in disruptions to our accounting, deposit, loan and other systems, and adversely affect our customer relationships. While we have policies and procedures designed to prevent or limit the effect of these possible events, there can be no assurance that any such failure, interruption or security breach will not occur or, if any does occur, that it can be sufficiently remediated.

There have been increasing efforts on the part of third parties to breach data security at financial institutions or with respect to financial transactions. In addition, because the techniques used to cause such security breaches change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. The ability of our customers to bank remotely, including online and through mobile devices, requires secure transmission of confidential information and increases the risk of data security breaches.

The occurrence of any failure, interruption or security breach of our systems, particularly if widespread or resulting in financial losses to our customers, could damage our reputation,

result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and financial liability.

We are or may become involved from time to time in suits, legal proceedings, information-gathering requests, investigations and proceedings by governmental and self-regulatory agencies that may lead to adverse consequences.

Many aspects of our business involve substantial risk of legal liability. The Company or its subsidiaries have been named or threatened to be named as defendants in various lawsuits arising from its or its subsidiaries’ business activities (and in some cases from the activities of companies we have acquired). In addition, from time to time we are, or may become, the subject of governmental and self-regulatory agency information-gathering requests, reviews, investigations and proceedings and other forms of regulatory inquiry, including by the SEC and law enforcement authorities. We are also at risk when we have agreed to indemnify others for losses related to legal proceedings, including litigation and governmental investigations and inquiries, they face, such as in connection with the purchase or sale of a business or assets. The results of such proceedings could lead to significant monetary damages or penalties, adverse judgments, settlements, fines, injunctions, restrictions on the way in which we conduct our business, or reputational harm.

Although we establish accruals for legal proceedings when information related to the loss contingencies represented by those matters indicates both that a loss is probable and that the amount of loss can be reasonably estimated, we do not have accruals for all legal proceedings where we face a risk of loss. In addition, due to the inherent subjectivity of the assessments and unpredictability of the outcome of legal proceedings, amounts accrued may not represent the ultimate loss to us from the legal proceedings in question. Thus, our ultimate losses may be higher, and possibly significantly so, than the amounts accrued for legal loss contingencies, which could adversely affect our financial condition and results of operations.

We rely on other companies to provide key components of our business infrastructure.

Third parties provide key components of our business infrastructure such as banking services, processing, and Internet connections and network access. Any disruption in such services provided by these third parties or any failure of these third parties to handle current or higher volumes of use could adversely affect our ability to deliver products and services to clients and otherwise to conduct business. Technological or financial difficulties of a third party service provider could adversely affect our business to the extent those difficulties result in the interruption or discontinuation of services provided by that party. We may not be insured against all types of losses as a result of third party failures and insurance coverage may be inadequate to cover all losses resulting from system failures or other disruptions. Failures in our business infrastructure could interrupt the operations or increase the costs of doing business.

Risks Related to the Merger

We may not complete the Merger at all or within the time frame we anticipate; the acquired business may underperform relative to our expectations; the Merger may cause our financial results to differ from our expectations or the expectations of the investment community; we may not be able to achieve anticipated cost savings or other anticipated synergies.

The Merger is subject to a number of closing conditions, and the completion and success of the Merger is subject to a number of risks and uncertainties. The unpredictability of the business and regulatory conditions affecting the industries in which we and Hudson City operate, the uncertainty of regulatory approvals and other risks and uncertainties may adversely affect our ability to complete the Merger at all or within the time frame we anticipate.

In addition, if the Merger is consummated, the success of the Merger will depend, in part, on our ability to realize the anticipated synergies, cost savings and growth opportunities from the integration of Hudson City with our existing businesses. The integration process may be complex, costly and time consuming. The potential difficulties of integrating the operations of Hudson City and realizing our expectations for the Merger include, among others:

•	failure to implement our business plan for the combined business;

•	unanticipated issues in integrating logistics, information, communications and other systems;

•	unanticipated changes in applicable laws and regulations;

•	retaining key customers and employees;

•	retaining and obtaining required regulatory approvals, licenses and permits;

•	operating risks inherent in the Hudson City business and our business;

•	the impact on our or Hudson City’s internal controls and compliance with the requirements under the Sarbanes-Oxley Act of 2002; and

•	other unanticipated issues, expenses and liabilities.

We may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, our ability to combine our business with the business of Hudson City in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of Hudson City nor result in decreased revenues due to any loss of customers. If we are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

We and Hudson City have operated and, until the completion of the Merger, will continue to operate, independently. Certain employees of Hudson City may not be employed after the Merger. In addition, employees of Hudson City that we wish to retain may elect to terminate their employment as a result of the Merger, which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of our or Hudson City’s ongoing businesses or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of us or Hudson City to maintain relationships with customers and employees or to achieve the anticipated benefits of the Merger.

Recent storm-related events may have a negative impact on our future earnings following the completion of the Merger.

During October 28, 2012 to October 31, 2012, Hurricane Sandy severely impacted numerous areas throughout New York, New Jersey and Connecticut in which we and Hudson City operate. While it is not possible at this time to assess the impact that this storm may have on the operations of us, Hudson City and/or the combined entity with complete accuracy, it is possible that damage from this storm may impact the collateral value of underlying property, delay payment on loans throughout the affected areas and impair certain customers’ ability to repay their loans, which would reduce our and Hudson City’s net interest income, particularly in the short-term, as customers undertake recovery and clean-up efforts, including the submission of insurance claims. We and Hudson City may also need to increase provisions for losses on loans as a result of loan restructurings and, to the extent that the combination of insurance proceeds and collateral values are insufficient to cover loan balances, loans that may default.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the Merger Agreement, including the Merger and the Bank Merger, may be completed, various approvals must be obtained from the bank regulatory and other governmental authorities. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the Merger or of imposing additional costs or limitations on us following the Merger. The regulatory approvals may not be received at any time, may not be received in a timely fashion, and may contain conditions on the completion of the Merger. In addition, we may elect not to consummate the Merger if, in connection with any regulatory approval required for the Merger, any governmental or regulatory entity imposes any restriction, requirement or condition on us that, individually or in the aggregate, would be reasonably likely to have a material and adverse effect on us and our subsidiaries, taken as a whole, giving effect to the Merger (measured on a scale relative to us and our subsidiaries, taken as a whole).

The Merger Agreement may be terminated in accordance with its terms and the Merger may not be completed.

The Merger Agreement is subject to a number of conditions which must be fulfilled in order to complete the Merger. Those conditions include: approval of the Merger Agreement by Hudson City stockholders, approval of the issuance of our common stock in connection with the Merger by our shareholders, receipt of requisite regulatory approvals, absence of orders prohibiting completion of the Merger, approval of the shares of our common stock to be issued to Hudson City stockholders for listing on the NYSE, the continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. These conditions to the closing of the Merger may not be fulfilled and, accordingly, the Merger may not be completed. In addition, if the Merger is not completed by August 27, 2013, either we or Hudson City may choose not to proceed with the Merger, and the parties can mutually decide to terminate the Merger Agreement at any time, before or after shareholder approval. In addition, we may elect to terminate the Merger Agreement in certain other circumstances specified under the terms of the Merger Agreement.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the warrants. This process differs from methods traditionally used in other public underwritten offerings. The selling security holder and the underwriter will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities, in its capacity as the “auction agent.” The auction process will involve a modified “Dutch auction” mechanic in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $23.50 or at price increments of $0.25 in excess of the minimum bid price. We do not intend to bid in the auction for any of the warrants. After the auction closes and those bids become irrevocable, which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time, the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriter will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-7.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction, which may be difficult to do before the submission deadline, or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction process that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders, including any brokers that may be bidding on behalf of their customers, to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by the auction agent or network brokers, if any, to submit bids. Additionally, you should understand that:

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before submitting a bid in the auction, you should read this prospectus supplement, including all the risk factors and the accompanying prospectus and the documents incorporated herein and therein by reference;

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the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that the auction agent and Treasury considered in determining the minimum bid price;

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if bids are received for 100% or more of the offered warrants, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined;

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if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell, at the minimum bid price in the auction, which will be deemed the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the market price of the warrants will decline;

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the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering, and the price of the warrants may decline if the warrants are illiquid;

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the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may, in its discretion, choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

None of the underwriter, the selling security holder or we have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in this offering for a number of reasons described below. You should consider all the information in this prospectus supplement and the accompanying prospectus in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction: BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, BMO Capital Markets Corp., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities, L.P., C.L. King & Associates, Inc, D.A. Davidson & Co., FBR Capital Markets & Co., Girard Securities, Inc., Guzman & Company, Joseph Gunnar & Co. LLC, Lebenthal & Co., LLC., Loop Capital Markets LLC, Height Securities, LLC, M.R. Beal & Company, Maxim Group, LLC, MFR Securities, Inc., Monarch Capital Group LLC, Muriel Siebert & Co., Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P., SL Hare Capital, Inc., Stifel, Nicolaus & Company, Incorporated, The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities Inc and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by the selling security holder in connection with this offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

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The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day. Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction, then the auction agent may, in consultation with the selling security holder, decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and/or reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	During the auction period, bids may be placed at any price (in increments of $0.25) at or above the minimum bid price of $23.50 per warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction at the minimum bid price and above the minimum bid price at increments of $0.25.

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No maximum price or price range has been established in connection with the auction, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid, which is a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay, that bid will be treated as a bid at the highest price received from any bidder in the auction.

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Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will be accepted only if they are made on an unconditional basis, which means that no “all-or-none” bids will be accepted.

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

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any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

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You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network brokers), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant (subject in all cases to the minimum bid price, the price increment and the bid size requirements described in this prospectus supplement) and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriter until the acceptance of the bid and the allocation of warrants.

•	A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline, or any earlier deadline imposed by a network broker if you are bidding through a network broker. Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

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If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

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The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

•	We do not intend to participate in the auction by submitting bids for any of the warrants.

Pricing and Allocation

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Deutsche Bank Securities will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

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If valid irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

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100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement, referred to as the “number of offered warrants,” then all warrants sold in the offering will be sold at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined;

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50% or more but less than 100% of the number of offered warrants, then the selling security holder may, but will not be required to, sell at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of warrants for which bids were received in the auction; provided that if it chooses to sell any warrants in that case, it will sell a number of warrants equal to at least 50% of the number of offered warrants; or

•	less than 50% of the number of offered warrants, then the selling security holder will not sell any warrants in this offering.

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Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriter will sell all warrants at the same price per warrant, which will be the clearing price.

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If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in this offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for half or more, but fewer than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest bidding increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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After the selling security holder confirms its acceptance of the clearing price, and, in the case where bids are received for less than 100% of the warrants being offered, the number of warrants to be sold, the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of warrants being sold are expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders and will also be included in the final prospectus supplement for the offering.

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Sales to investors bidding directly through the auction agent will be settled through their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

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If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once the auction agent or network broker has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

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Potential Request for Reconfirmation.    The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you, or your broker if you submitted your bid through a broker other than the auction agent, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, then the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

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Notice of Acceptance.    Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction.

USE OF PROCEEDS

The warrants offered by this prospectus supplement are being sold for the account of the selling security holder named in this prospectus supplement. Any proceeds from the sale of these warrants will be received by the selling security holder for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

DESCRIPTION OF THE WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which will be filed with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of our common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.” The warrants being offered hereby do not include the Provident Warrant or the Wilmington Trust Warrant, as described under “Description of Capital Stock—General,” pursuant to which 502,925 shares of our common stock are issuable upon exercise.

Exercise of the Warrants

The initial exercise price applicable to each warrant is $73.86 per share of common stock for which the warrant may be exercised. The warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on December 23, 2018 by delivery to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants with a market value equal to the aggregate exercise price of the warrants so exercised, determined by reference to the closing price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The exercise price applicable to the warrants is subject to adjustment as described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of the warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder, or the relevant participant of The Depository Trust Company, referred to as “DTC,” for the benefit of such warrantholder, through DTC’s DWAC system if our transfer agent participates in such system, or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares of our common stock upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the portion of the per share market price of our common stock on the date of exercise of the warrants representing any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of our common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

We have applied to list the warrants on the NYSE under the symbol “MTB WS.”

Rights as a Shareholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until, and then only to the extent that, the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of our common stock issuable upon exercise of each warrant, referred to as the “warrant shares,” and the warrant exercise price will be adjusted upon occurrence of certain events as follows:

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In the case of stock splits, subdivisions, reclassifications or combinations of common stock.    If we declare and pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, then the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of our common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

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In the case of cash dividends or other distributions.    If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), then the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value, the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares issuable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

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In the case of a pro rata repurchase of common stock.    A “pro rata repurchase” is defined as any purchase of shares of our common stock by us or any of our affiliates pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of our common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to the adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision.

The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer that is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

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In the case of a business combination or a reclassification of our common stock.    In the event of any business combination or a reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive warrant shares will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election).

For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of warrant shares will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of warrant shares will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of our common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or one-tenth (1/10th) of a share of our common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time), provided that ordinary cash dividends will not include any cash dividends paid subsequent to December 23, 2008 to the extent the aggregate per share dividends paid on our outstanding common stock in any quarterly period exceed $0.70, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

The warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholders the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Registrar and Transfer Company is appointed to act as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see “Book-Entry Issuance” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary, referred to as the “global warrants.” The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee, referred to as “DTC participants,” or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

We understand that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. We understand that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Any global warrant that is exchangeable for warrants in definitive form as described under “—Description of the Warrant Agreement,” above, will be exchangeable in whole for warrants in definitive form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in definitive form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Global Clearance and Settlement Procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global warrants among DTC participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

The following description of the material terms of M&T’s capital stock does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, New York law, and M&T’s restated certificate of incorporation and amended and restated bylaws. You should review these materials for a complete statement of the rights and terms of the common stock and for additional information before you buy any shares of our common stock. See “Where You Can Find More Information.”

General

M&T’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.50 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. As of December 5, 2012, there were 128,096,725 shares of our common stock outstanding. As of December 5, 2012, there were 230,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 and liquidation preference $1,000 per share (which we refer to as “Series A Preferred Stock”), outstanding (formerly held by Treasury in connection with M&T’s participation in the Capital Purchase Program, or “CPP”). As of December 5, 2012, there were 151,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $1.00 and liquidation preference $1,000 per share (which we refer to as “Series C Preferred Stock”), outstanding (formerly held by Treasury in connection with Provident Bankshares Corporation’s, or “Provident’s,” participation in the CPP and issued by M&T in connection with its acquisition of Provident on May 23, 2009). As of December 5, 2012, there were 50,000 shares of Perpetual 6.875% Non-Cumulative Preferred Stock, Series D, par value $1.00 and liquidation preference $1,000 (which we refer to as the “Series D Preferred Stock”), outstanding.

Treasury also holds the ten-year warrants expiring on December 23, 2018 being offered hereby, which we refer to, collectively, as the “M&T Warrant,” to purchase up to 1,218,522 shares of our common stock, at an initial exercise price of $73.86 per share, subject to certain anti-dilution and other adjustments. In connection with its acquisition of Provident, M&T assumed the warrant issued by Provident to Treasury on November 14, 2008, which we refer to as the “Provident Warrant.” The Provident Warrant, which expires on November 14, 2018, provides for the purchase of up to 407,542 shares of our common stock, at an initial exercise price of $55.76 per share, subject to certain anti-dilution and other adjustments. In connection with the acquisition of Wilmington Trust, M&T assumed the warrant issued by Wilmington Trust to Treasury on December 12, 2008, which is referred to as the “Wilmington Trust Warrant.” The Wilmington Trust Warrant provides for the purchase of up to 95,383 shares of our common stock at $518.96 per share, subject to certain anti-dilution and other adjustments. In addition, as of December 5, 2012, 8,036,418 shares of our common stock were reserved for issuance upon conversion or exercise of outstanding stock options or issuable in connection with outstanding stock units issued pursuant to employee and director stock plans and other stock awards.

Because M&T is a holding company, the rights of M&T to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of M&T shareholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that M&T itself may be a creditor of that subsidiary with recognized claims. Claims on M&T’s subsidiaries by creditors other than M&T will include substantial obligations with respect to deposit liabilities and purchased funds.

Preferred Stock

Our board of directors is authorized to divide the preferred stock into series and to fix and determine the relative rights and preferences of the shares of any series and to provide for the issuance of the preferred stock. If and when any further M&T preferred stock is issued, the holders of M&T preferred stock may have a preference over holders of our common stock in the payment of dividends, upon liquidation of M&T, in respect of voting rights and in the redemption of the capital stock of M&T.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A.    On December 19, 2008, M&T filed with the New York State Department of State a Certificate of Amendment to Certificate of Incorporation for the purpose of fixing the designations, preferences, limitations and relative rights of the Series A Preferred Stock in connection with M&T’s participation in the CPP. On December 23, 2008, M&T issued the Series A Preferred Stock to Treasury; agreements entered into in connection with the issuance grant the holders of the Series A Preferred Stock, the M&T Warrant and our common stock to be issued under the M&T Warrant certain registration rights. On August 21, 2012, Treasury completed its public offering of the Series A Preferred Stock.

The terms of the Series A Preferred Stock provide that holders of the Series A Preferred Stock are entitled to, as and when declared by the board of directors, cumulative cash dividends at a rate per annum equal to 5% per annum until February 14, 2014 or 9% per annum after February 14, 2014, payable quarterly in arrears.

The board of directors of M&T has approved, and expects to propose and recommend to shareholders, certain amendments to the terms of each of the Series A Preferred Stock and the Series C Preferred Stock, including amendments to the dividend rate and the redemption provisions of the preferred shares (the “Preferred Share Amendment”). The Preferred Share Amendment proposal is further described in M&T’s Registration Statement on Form S-4, filed with the SEC on October 15, 2012.

If the Preferred Share Amendment is approved by shareholders, the initial dividend rate on the Series A Preferred Stock will be 5% per annum through November 14, 2013, and will increase to 6.375% per annum on and after November 15, 2013. No dividends may be paid on M&T’s common stock or other junior stock unless all the accrued and unpaid dividends for all past dividend periods, including the latest dividend period, have been paid in full on the Series A Preferred Stock. The Series A Preferred Stock is redeemable by M&T, subject to approval of the appropriate federal banking agency, in whole or in part, at a redemption price equal to the sum of the liquidation amount per share and any accrued and unpaid dividends to but excluding the redemption date. However, in connection with the previously announced offering of the Series A Preferred Shares and Series C Preferred Shares, M&T contractually agreed for the benefit of holders of the preferred shares not to redeem the preferred shares except (i) on or after November 15, 2018, subject to prior approval by the appropriate federal banking agency, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event, in each case at a redemption price equal to the sum of 100% of the liquidation preference per preferred share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. These modified redemption terms are also included in the Preferred Share Amendment proposal.

Holders of the Series A Preferred Stock have no voting rights except in limited circumstances, including with respect to the election of two directors, whose seats are automatically added to the then-current board of directors of M&T, in certain circumstances where dividends have not been paid for six quarterly dividend periods or more, and with respect to creating or authorizing shares of classes of stock senior to the Series A Preferred

Stock, amending the certificate of incorporation of M&T so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, or consummating a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of M&T unless the Series A Preferred Stock remains outstanding or is exchanged for preferred stock with rights, preferences, privileges and voting powers, taken as a whole, that are not materially less favorable to the holders as compared to immediately prior to such transaction.

Holders of Series A Preferred Stock shares have no rights to exchange or convert such shares into any other securities.

Fixed Rate Cumulative Perpetual Preferred Stock, Series C.    In connection with M&T’s acquisition of Provident, on May 22, 2009, M&T filed with the New York State Department of State a Certificate of Amendment to Certificate of Incorporation for the purpose of fixing the designations, preferences, limitations and relative rights of the Series C Preferred Stock. Upon the completion of the merger with Provident, under the terms of the merger agreement, each share of the Provident Series B Preferred Stock was exchanged for one share of Series C Preferred Stock. The Provident Series B Preferred Stock was issued to Treasury in connection with Provident’s participation in the CPP. M&T also succeeded to the rights and obligations of Provident in the agreement with Treasury, including the Provident Warrant. On August 21, 2012, Treasury completed its public offering of the Series C Preferred Stock.

The terms of the Series C Preferred Stock provide that holders of the Series C Preferred Stock are entitled to, as and when declared by the Board of Directors, cumulative cash dividends at a rate per annum equal to 5% per annum until November 14, 2013 or 9% per annum after November 14, 2013, payable quarterly in arrears. If the Preferred Share Amendment is approved by shareholders, the initial dividend rate on the Series C Preferred Stock will be 5% per annum through November 14, 2013, and will increase to 6.375% per annum on and after November 15, 2013. No dividends may be paid on M&T’s common stock or other junior stock unless all the accrued and unpaid dividends for all the past dividend periods, including the latest dividend period, have been paid in full on the Series C Preferred Stock. The Series C Preferred Stock is redeemable by M&T, subject to approval of the appropriate federal banking agency, in whole or in part, at a redemption price equal to the sum of the liquidation amount per share and any accrued and unpaid dividends to but excluding the redemption date. However, in connection with the previously announced offering of the Series A Preferred Shares and Series C Preferred Shares, M&T contractually agreed for the benefit of holders of the preferred shares not to redeem the preferred shares except (i) on or after November 15, 2018, subject to prior approval by the appropriate federal banking agency, or (ii) in whole but not in part, at any time within 90 days following a regulatory capital treatment event, in each case at a redemption price equal to the sum of 100% of the liquidation preference per preferred share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption. These modified redemption terms are also included in the Preferred Share Amendment.

Holders of the Series C Preferred Stock have no voting rights except in limited circumstances, including with respect to the election of two directors, whose seats are automatically added to the then-current board of directors of M&T, in certain circumstances where dividends have not been paid for six quarterly dividend periods or more, and with respect to creating or authorizing shares of classes of stock senior to the Series C Preferred Stock, amending the certificate of incorporation of M&T so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock, or consummating a binding share exchange or reclassification involving the Series C Preferred Stock or a merger or consolidation of M&T unless the Series C Preferred Stock remains outstanding or is exchanged for preferred stock with rights, preferences, privileges and voting powers, taken as a whole, that are not materially less favorable to the holders as compared to immediately prior to such transaction.

Holders of Series C Preferred Stock shares have no rights to exchange or convert such shares into any other securities.

Fixed Rate Cumulative Perpetual Preferred Stock, Series D.    In connection with M&T’s capital plan in order to supplement M&T’s Tier 1 Capital, on May 27, 2011, M&T filed with the New York State Department of State a Certificate of Amendment to Certificate of Incorporation for the purpose of fixing the designations, preferences, limitations and relative rights of a series of the Series D Preferred Stock.

The terms of the Series D Preferred Stock provide that holders of the Series D Preferred Stock are entitled to, as and when declared by the Board of Directors, cumulative cash dividends at a rate per annum equal to 6.875% per annum, payable semi-annually in arrears. No dividends may be paid on M&T’s common stock or other junior stock unless all the accrued and unpaid dividends for all the past dividend periods, including the latest dividend period, have been paid in full on the Series D Preferred Stock. The Series D Preferred Stock is not redeemable by M&T prior to June 15, 2016. On or after June 15, 2016, the Series D Preferred Stock is redeemable by M&T, subject to approval of the appropriate federal banking agency, in whole or in part, at a redemption price equal to the sum of the liquidation amount per share and any accrued and unpaid dividends to but excluding the redemption date.

Holders of the Series D Preferred Stock will have no voting rights except in limited circumstances, including with respect to the election of two directors, whose seats are automatically added to the then-current board of directors of M&T, in certain circumstances where dividends have not been paid for three semi-annual dividend periods or more and with respect to creating or authorizing shares of classes of stock senior to the Series D Preferred Stock, amending the certificate of incorporation of M&T so as to adversely affect the rights, preferences, privileges or voting powers of the Series D Preferred Stock, or consummating a binding share exchange or reclassification involving the Series D Preferred Stock or a merger or consolidation of M&T unless the Series D Preferred Stock remains outstanding or is exchanged for preferred stock with rights, preferences, privileges and voting powers that do not adversely affect the holders as compared to immediately prior to such transaction.

Holders of Series D Preferred Stock shares have no rights to exchange or convert such shares into any other securities.

Common Stock

The holders of our common stock are entitled to share ratably in dividends when and if declared by our board of directors from funds legally available for the dividends. In the event of liquidation, dissolution or winding-up of M&T, whether voluntary or involuntary, the holders of our common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding M&T preferred stock. Our common stock is neither redeemable nor convertible into another security of M&T.

Each holder of our common stock has one vote for each share held on matters presented for consideration by the shareholders. Holders of common stock do not have cumulative voting rights.

Each director of M&T is elected at an annual meeting of shareholders or at any meeting of shareholders held in lieu of such annual meeting and holds office until the next annual meeting and until his or her successor has been elected and qualified.

The holders of our common stock have no preemptive rights to acquire any additional shares of our common stock. Our common stock is listed on the NYSE, which requires shareholder approval of the issuance of additional shares of our common stock under certain circumstances, including where, subject to certain exceptions, M&T proposes to issue additional shares of our common stock (or securities convertible into or exercisable for shares of our common stock) where either (a) such additional shares have, or upon issuance will have, voting power equal or exceeding 20% of the voting power outstanding before the issuance, or (b) the number of such additional shares equal or exceed, or will equal or exceed upon issuance, 20% of the number of shares of our common stock outstanding before the issuance.

SELLING SECURITY HOLDER

On December 23, 2008, we issued to Treasury a warrant to purchase 1,218,522 shares of our common stock together with 600,000 shares of our Series A Preferred Stock pursuant to a securities purchase agreement between us and Treasury for such warrant and preferred stock, referred to as the “Securities Purchase Agreement.” Treasury acquired the warrant and shares of our preferred stock as part of the CPP, which in turn is a part of the Troubled Assets Relief Program, referred to as “TARP.” TARP was established pursuant to the Emergency Economic Stabilization Act of 2008, referred to as “EESA,” which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. The warrants being offered were acquired when Treasury acquired our preferred stock on December 23, 2008. On May 18, 2011, M&T redeemed 370,000 shares of the Series A Preferred Stock. On August 21, 2012, Treasury sold the remaining 230,000 shares of Series A Preferred Stock pursuant to a registered offering. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants held as of December 7, 2012 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

Selling Security Holder

	Number of Warrants Beneficially Owned Prior to This Offering	Number of Warrants Offered in This Offering	Number of Warrants to be Beneficially Owned Following This Offering
United States Department of the Treasury	1,721,447	1,218,522	502,925

The warrants being offered are currently exercisable for 1,218,522 shares of our common stock, which represented approximately 0.95% of our common stock outstanding as of December 5, 2012 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of the Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Treasury is not offering the Provident Warrant or the Wilmington Trust Warrant, as described under “Description of Capital Stock—General,” pursuant to which 502,925 shares of our common stock are issuable upon exercise. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement, we have no material contractual relationships with the selling security holder. Purchasers of the warrants will have no rights under the Securities Purchase Agreement.

Under the Securities Purchase Agreement, we have agreed to indemnify the selling security holder in connection with certain liabilities in connection with this offering, including any liabilities under the Securities Act. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The selling security holder is a federal agency and your ability to bring a claim against the selling security holder under the federal securities laws may be limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriter is not claiming to be an agent of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations concerning the ownership, exercise and disposition of the warrants and ownership and disposition of the common stock received upon exercising the warrants. It applies only to holders that acquire warrants in this offering at the offering price. The following discussion is not exhaustive of all possible tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary, and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations, and judicial and administrative interpretations thereof may change at any time (possibly with retroactive effect). The Code, Treasury Regulations, and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular beneficial owner of the warrants or our common stock (referred to herein as a “holder”) in light of that holder’s individual circumstances, nor does it address any aspects of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws (such as insurance companies, tax-exempt entities, financial institutions, traders that elect to use a mark-to-market method of tax accounting for their securities holdings, brokers or dealers in securities, “controlled foreign corporations,” “passive foreign investment companies,” real estate investment trusts, regulated investment companies or shareholders of such entities, pass-through entities for U.S. federal income tax purposes (e.g., partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or persons that hold the warrants or our common stock through such pass-through entities, holders that hold the warrants or our common stock as part of a wash sale, constructive sale, straddle, hedge, conversion transaction or other integrated investment, holders subject to the alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, and certain U.S. expatriates). This discussion also does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the ownership, exercise and disposition of the warrants and ownership and disposition of the common stock received upon exercising the warrants.

If a partnership (or any other entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes) holds the warrants and/or our common stock, the tax treatment of a partner or beneficial owner of an interest in the pass-through entity will generally depend on the status of the partner or beneficial owner, the activities of the partnership or entity, and certain determinations made at the partner or beneficial owner level. Such a partner or beneficial owner should consult its own tax advisors as to the U.S. federal income tax consequences of being a partner or beneficial owner in a partnership or other pass-through entity.

This summary is directed solely to holders that hold the warrants or our common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE WARRANTS AND OUR COMMON STOCK. PROSPECTIVE HOLDERS OF THE WARRANTS AND OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR WARRANTS AND COMMON STOCK.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a warrant and/or common stock that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of a warrant and/or common stock that is not a U.S. Holder and is not an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes.

Warrants

U.S. Holders

Sale of the Warrants.    In general, a U.S. Holder of a warrant will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and the U.S. Holder’s adjusted tax basis in the warrant. The initial tax basis in the warrant will be its cost. Gain or loss attributable to the sale of the warrant will generally be capital gain or loss. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the U.S. Holder has a holding period greater than one year.

Exercise of the Warrants.    The U.S. federal income tax consequences of the exercise of warrants that require net share settlement (such as the warrants offered hereby) are not entirely clear. Although not free from doubt, we expect that the exercise of the warrants may be treated as a tax-free non-recognition event, either because it may be treated as not being a gain realization event (except with respect to any cash received in lieu of any fractional share), or may be treated as a recapitalization. In either case, a U.S. Holder’s tax basis in the common stock received will equal the U.S. Holder’s adjusted tax basis in the warrants, less any amount attributable to any fractional share. Your receipt of cash in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received such cash in redemption of the share. If the exercise of the warrants is treated as not being a gain realization event, the holding period of common stock received upon the exercise of a warrant should commence on the day after the warrant is exercised. If the exercise of warrants is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. Holder’s holding period for the warrant.

It is also possible that the exercise of the warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. Holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s adjusted tax basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. Holder is treated as selling warrants, such U.S. Holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. Holder is treated as selling underlying shares of our common stock, such U.S. Holder will have short-term capital gain or loss. In either case, a U.S. Holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code. U.S. Holders should consult their tax advisors as to the holding period and basis in the stock received if a characterization described in this paragraph applies.

Alternatively, if the U.S. Holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our common stock and cash in lieu of any fractional share received on exercise and (2) the holder’s adjusted tax basis in the warrants. In that case, the U.S. Holder will have long-term capital gain or loss with respect to the exchange if it has held the warrants for more than one year and such U.S. Holder will have a tax basis in the shares of our common stock received equal to their fair market value and should have a holding period beginning on the date after the exchange. U.S. Holders should consult their tax advisors regarding the possible application of the wash sale rules to such an exchange.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants.    Upon the expiration of the warrants, a U.S. Holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrants have been held for more than one year on the date of expiration. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Adjustments Under the Warrants.    Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the Code, a change in conversion ratio or any transaction having a similar effect on the interest of a holder of warrants may be treated as a distribution with respect to any U.S. Holder of warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain future circumstances which may or may not occur, such an adjustment pursuant to the terms of the warrants may be treated as a taxable distribution to the holder of warrants to the extent of our current or accumulated earnings and profits, without regard to whether the holder of warrants receives any cash or other property. In the event of such a taxable deemed distribution, a U.S. Holder’s adjusted tax basis in its warrants will be increased by an amount equal to the taxable distribution. See “—Common Stock—U.S. Holders—Taxation of Dividends,” below.

The rules with respect to adjustments are complex, and U.S. Holders of warrants should consult their own tax advisors regarding the tax consequences of any such adjustment.

Non-U.S. Holders

Sale or Exercise of the Warrants.    As described above under “U.S. Holders—Exercise of the Warrants”, the U.S. federal income tax consequences of the exercise of warrants that require net share settlement are not entirely clear. If the exercise of the warrants is treated as a tax-free non-recognition event, a Non-U.S. Holder will not be subject to U.S. federal income tax upon the exercise. If the exercise is treated as a taxable exchange in which gain or loss will be recognized, or if a Non-U.S. Holder sells, exchanges or otherwise disposes of the warrants, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized upon the sale, exchange or other disposition or upon exercise of the warrants unless:

•

the gain is effectively connected with the conduct of a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or exercise or such Non-U.S. Holder’s holding period of the warrants, and certain other conditions are met. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, such gains may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% (or lower applicable income tax treaty rate). An individual Non-U.S. Holder who was present in the United States for 183 days or more during the year of sale, exchange or other disposition of the warrants will generally be subject to a flat 30% tax on the gain derived from such sale, exchange or other disposition, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States under the Code.

Adjustments Under the Warrants.    Any deemed distributions resulting from adjustments pursuant to the terms of the warrants to the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased (see “—Warrants—U.S. Holders—Adjustments Under the Warrants” above) will generally be subject to U.S. federal withholding tax at a 30% rate (or lower applicable income tax treaty rate) to the extent deemed to be made out of our current or accumulated earnings and profits. In the case of any deemed distribution, it is possible that this tax would be withheld from any amount owed to you, including, but not limited to, shares of our common stock delivered upon exercise of the warrants. However, deemed distributions that are effectively connected with the conduct of a trade or business within the United States and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or lower applicable income tax treaty rate).

Common Stock

U.S. Holders

Taxation of Dividends.    In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under “—Common Stock—U.S. Holders—Taxation of Capital Gains.”

Dividends paid by us to corporate U.S. Holders will be eligible for the dividends-received deduction, provided that the corporate U.S. Holder receiving the dividends satisfies the holding period and other requirements for the dividends-received deduction. Dividends paid by us to certain non-corporate U.S. Holders (including individuals) in taxable years beginning before January 1, 2013 will be eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (currently at a maximum tax rate of 15%), provided that the non-corporate U.S. Holder receiving the dividends satisfies the applicable holding period and other requirements. The current preferential tax rates applicable to such dividends are scheduled to expire on December 31, 2012, and tax rates generally applicable to ordinary income will apply to dividends received during taxable years beginning on or after January 1, 2013, unless further extended by the U.S. Congress.

Taxation of Capital Gains.    Upon a sale, exchange or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the stock for more than one year at the time of disposition. For a discussion of the U.S. Holder’s holding period in respect of common stock received upon exercising the warrants, see above under “—Warrants—U.S. Holders—Exercise of the Warrants.” Long-term capital gains of certain non-corporate U.S. Holders (including individuals) are generally taxed at preferential rate. The deductibility of capital losses is subject to limitations under the Code.

Non-U.S. Holders

Taxation of Dividends.    In general, any distributions we make to a Non-U.S. Holder with respect to its shares of our common stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable tax treaty. Even if the Non-U.S. Holder is eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the reduced rate under the applicable tax treaty) on dividends payments to the Non-U.S. Holder, unless the Non-U.S. Holder has furnished to us or another payor a valid IRS Form W-8BEN or an acceptable substitute form upon which the Non-U.S. Holder certifies, under penalties of perjury, its non-U.S. status and its entitlement to a reduced rate under the applicable treaty, or in the case of payments made outside the United States to an offshore account (generally an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing its entitlement to the lower treaty rate in accordance with U.S. Treasury regulations. If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax under an applicable tax treaty, the Non-U.S. Holder may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distribution not constituting a dividend will be treated first as reducing the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock and, to the extent it exceeds the adjusted tax basis in the Non-U.S. Holder’s shares of our common stock, as gain from the sale or exchange of such stock, subject to the tax treatment described below under “—Common Stock—Non-U.S. Holders—Taxation of Capital Gains.”

Dividends we pay to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the Non-U.S. Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the Non-U.S. Holder was a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable income tax treaty rate).

Taxation of Capital Gains.    In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with the conduct of a trade or business carried on by the Non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such Non-U.S. Holder);

•	the Non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period of our common stock, and certain other conditions are met. We believe we are not, and have not been, a USRPHC, and we do not expect to become a USRPHC.

Gain that is treated as effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. Holder is a foreign corporation, the “branch profits tax” described above also may apply to such effectively connected gain. An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States under the Code.

Information Reporting and Backup Withholding

In general, dividends on our common stock and payments to a U.S. Holder of the proceeds of a sale, exchange or other disposition of our common stock or warrants are subject to information reporting and may be subject to backup withholding unless the U.S. Holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Annual reporting to the IRS and to each Non-U.S. Holder will be required as to the amount of dividends paid to such Non-U.S. Holder and the amount, if any, of tax withheld with respect to such dividends, unless the Non-U.S. Holder is an exempt recipient or otherwise establishes an exemption from such requirements. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides or is established under the provisions of an applicable income tax treaty or agreement. Dividends generally are not subject to backup withholding if the Non-U.S. Holder properly certifies its non-U.S. status (usually by completing an IRS Form W-8BEN—see above under “—Common Stock—Non U.S. Holder—Taxation of Dividends”).

The payment of the proceeds of the sale, exchange or other disposition of our common stock or warrants to or through the U.S. office of a broker will be subject to both backup withholding and information reporting unless the Non-U.S. Holder certifies its non-U.S. status on IRS Form W-8BEN, or otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our common stock or warrants by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Holder establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a U.S. or Non-U.S. Holder may be refunded or credited against such U.S. or Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Recent Legislation

Withholding on Payments to Foreign Financial Entities and Other Foreign Entities

Beginning with certain payments made after December 31, 2013, recently enacted legislation will generally impose a 30% withholding tax on U.S. source dividends and gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends (possibly including instruments such as the warrants) paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless the foreign financial institution enters into an agreement with Treasury to collect and disclose information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless the entity provides the payor with information regarding certain direct and indirect U.S. owners of the entity, or certifies that it has no such U.S. owners, and complies with certain other requirements. These withholding taxes would be imposed on dividends paid after December 31, 2013, and on the gross proceeds from sales or other dispositions after December 31, 2014, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners) or non-financial foreign entities that fail to satisfy the above requirements. However, under recent administrative guidance and proposed regulations, withholding would only be required (a) with respect to dividends paid beginning on January 1, 2014, and (b) with respect to gross proceeds from a sale or other disposition that occurs on or after January 1, 2017.

Although obligations outstanding on March 18, 2012 are exempt from this legislation, and proposed regulations would extend this grandfather provision to certain obligations that are outstanding on January 1, 2013, it is not clear whether this exemption applies to the warrants. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this legislation on their investment in the warrants and our common stock.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase, holding and exercise of the warrants by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, referred to as “ERISA,” a plan subject to Section 4975 of the Code, including an individual retirement account, or “IRA,” or Keogh plan, and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or other plan’s investment in such entity, each of which is referred to as a “Plan.”

A fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, a Plan fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), referred to as “Non-ERISA Arrangements,” are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to substantially similar laws, referred to collectively as “Similar Laws.”

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan, including a Plan that is an entity whose underlying assets include “plan assets” by reason of any Plan’s investment in such entity, referred to as a “Plan Asset Entity,” with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code, unless such acquisition or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from an investment in the warrants or the acquisition of our common stock upon exercise of the warrants by a Plan. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption, referred to as the “service provider exemption,” for the purchase and sale of securities, provided that neither the issuer of securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, that the issuer is a party in interest or disqualified person solely by reason of being a service provider to the Plan involved in the transaction or having a relationship to such service provider, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any of these statutory or class exemptions will be satisfied at the time that the warrants are acquired or exercised by a purchaser.

Any purchaser or holder of warrants or common stock acquired upon exercise of warrants or any interest therein will be deemed to have represented by its purchase of the warrants or common stock pursuant to the exercise of the warrants that either (1) it is not a Plan (including, without limitation, a Plan Asset Entity) or a Non-ERISA Arrangement and is not purchasing the warrants or common stock pursuant thereto on behalf of or with the assets of any Plan (including, without limitation, a Plan Asset Entity) or Non-ERISA Arrangement or (2) the purchase of the warrants or common stock pursuant thereto will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising warrants on behalf of or with the assets of any Plan (including a Plan Asset Entity) or Non-ERISA Arrangement consult with their counsel regarding potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such investment and whether an exemption is available under any of the PTCEs listed above or the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of warrants do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any similar provisions of Similar Laws. The acquisition, holding and, to the extent relevant, exercise of, warrants or common stock by any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to, investments by such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriter, Deutsche Bank Securities, has agreed to purchase from the selling security holder the following respective number of warrants at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Warrants
Deutsche Bank Securities Inc.

Total

The underwriting agreement provides that the obligations of the underwriter to purchase the warrants offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriter plans to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriter to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.25) at or above the minimum bid price of $23.50 per warrant. The offering of the warrants by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are the greater of (i) $150,000 and (ii) the sum of (a) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (b) 0.9% of the public offering price per warrant with respect to the gross proceeds of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriter the following discounts and commissions:

	Paid by the Selling Security Holder	Paid by M&T
Per Warrant	$	$0
Total	$	$0

We estimate that our share of the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $250,000.

We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, pledge, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the underwriter with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of the underwriter, except that without such consent we may, among other things, (i) issue common stock or securities convertible into or exchangeable for common stock in connection the exercise of options, warrants and securities outstanding on the date hereof, (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form), (iii) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans, (iv) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans and (v) issue common stock in connection with any court order or decree. The Securities Purchase Agreement with Treasury contains similar but more restrictive lock-up provisions. There are no agreements between either Deutsche Bank Securities or the selling security holder and us or any of our shareholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. We have applied to list the warrants on the NYSE under the symbol “MTB WS.” The underwriter may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with the offering and any subsequent market-making activities, the underwriter may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering, or other purchases. In addition, the underwriter may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriter of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants or the common stock, and may stabilize, maintain or otherwise affect the market price of the warrants or the common stock. As a result, the price of the warrants or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriter and its respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. The underwriter has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which the underwriter is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by the underwriter in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants and shares of Common Stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the warrants and shares of Common Stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of warrants may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Manager or Managers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For purposes of this provision, the expression an “offer of the warrants to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the warrants to be offered so as to enable an investor to decide to purchase or subscribe the warrants, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus Supplement.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The warrants and shares of Common Stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants and shares of Common Stock will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the warrants. The warrants are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the warrants in this offer may not transfer or resell those warrants except to other OIIs.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the warrants pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE. The offer of the warrants does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended). The warrants may not be offered to the public in the UAE. The warrants may only be offered and issued to a limited number of investors in the UAE who qualify as sophisticated investors under the relevant laws and regulations of the UAE. The underwriter represents and warrants that the warrants will not be offered, sold, transferred or delivered to the public in the UAE.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. For the avoidance of doubt, the warrants are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

LEGAL MATTERS

The validity of the warrants offered hereby will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, and for the underwriter by Sullivan & Cromwell LLP, New York, New York and by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hudson City Bancorp, Inc. and subsidiary as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

M&T BANK CORPORATION

$3,000,000,000

Debt Securities Preferred Stock Depositary Shares Common Stock Guarantees Warrants of M&T BANK CORPORATION	Capital Securities of M&T CAPITAL TRUST V M&T CAPITAL TRUST VI

These securities may be offered and sold from time to time by us or by the capital trusts identified above, and also may be offered and sold by one or more selling securityholders to be identified in the future, in one or more offerings, up to a total dollar amount of $3,000,000,000 (or the equivalent in foreign currency or currency units). We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in these securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

M&T Bank Corporation’s common stock is traded on the New York Stock Exchange under the symbol “MTB.”

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 4 of this prospectus and on page 25 of our annual report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is June 26, 2012.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “M&T”, “we”, “us”, “our” or similar references mean M&T Bank Corporation, and to “trusts” or “trust issuers” mean M&T Capital Trust V and M&T Capital Trust VI.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation and/or regulation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

ABOUT THIS DOCUMENT

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s internet site, as described below. Under this shelf registration process, we and the trusts may offer and sell the securities identified in this prospectus. Each time we or the trusts offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. M&T also maintains a Web site (http://www.mandtbank.com) where information about M&T and its subsidiaries can be obtained. The information contained in the M&T Web site is not part of this prospectus.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be “furnished” and not filed with the SEC) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on April 17, 2012 and filed on March 7, 2012.

•	Quarterly Report on Form 10-Q for the period ended March 31, 2012;

•	Current Reports on Form 8-K, filed on April 20, 2012 and June 13, 2012; and

•	The description of M&T’s common stock and preferred stock contained in the Form 8-A filed on May 20, 1998.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

M&T Bank Corporation

One M&T Plaza

Buffalo, New York 14203

(716) 842-5445

ABOUT M&T BANK CORPORATION

M&T Bank Corporation is a New York business corporation which is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended and as a bank holding company under Article III-A of the New York Banking Law. The principal executive offices of M&T and the trusts are located at One M&T Plaza, Buffalo, New York 14203. The telephone number for M&T and the trusts is (716) 842-5445.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus as set forth in the applicable prospectus supplement.

CONSOLIDATED EARNINGS RATIOS

The table below provides M&T’s consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods shown.

	For the Three Months Ended March 31		For the Year Ended December 31
	2012	2011	2011	2010	2009	2008		2007
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Excluding interest on deposits	5.37	5.57	5.39	4.57	2.38	2.06		2.27
Including interest on deposits	4.00	3.90	3.80	3.21	1.74	1.54		1.56

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Excluding interest on deposits	4.33	4.64	4.45	3.93	2.19	2.06	*	2.27	*
Including interest on deposits	3.47	3.49	3.39	2.95	1.68	1.54	*	1.56	*

*	Prior to December 23, 2008, M&T had no outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2008 and 2007 are not different from the ratios of earnings to fixed charges for those periods.

VALIDITY OF SECURITIES

The validity of the securities may be passed upon for us by Sullivan & Cromwell LLP, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents. Unless the applicable prospectus supplement or, if necessary, the applicable pricing supplement, indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities and the creation of the trusts will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of M&T Bank Corporation for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

1,218,522 Warrants

Each to Purchase One Share of Common Stock

M&T Bank Corporation

PROSPECTUS SUPPLEMENT

Deutsche Bank Securities

December     , 2012